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                                                                      Exhibit 15

December 23, 1997

Board of Directors and Shareholders
Security Capital Atlantic Incorporated

          We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Security Capital Atlantic Incorporated 401(k) Savings Plan and Trust of our reports dated April 24, 1997, except for
Note 6, as to which the date is May 1, 1997, July 22, 1997, except for Notes 5 and 6 as to which the date is August 5, 1997 and November 7, 1997, relating to the unaudited condensed interim financial statements of Security Capital Atlantic Incorporated that are included in its Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                              ERNST & YOUNG LLP